Exhibit 10.01

AMENDMENT ONE

TO THE

ON ASSIGNMENT, INC.

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

The On Assignment, Inc. Amended and Restated Deferred Compensation Plan Effective February 1, 1999 (the “Plan”) is hereby amended in the following manner, in accordance with Section 11.2 of the Plan, and effective as of January 1, 2008, except where another date is provided herein.

1.             The “Purpose” section of the Plan is hereby amended by adding the following new sentence after the first sentence thereof:

This Plan shall apply only with respect to amounts deferred prior to January 1, 2005.

2.             Section 1.29 of the Plan is hereby amended in its entirety as follows:

“Plan” shall mean the On Assignment, Inc. Amended and Restated Deferred Compensation Plan Effective February 1, 1999, which applies with respect to deferrals of compensation prior to January 1, 2005, and which shall be evidenced by this instrument, as it may be amended from time to time,

3.                                       Section 3.9(a) of the Plan is hereby amended in its entirety as follows:

Election of Measurement Funds.  Except as otherwise provided in Section 3.9(f) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Funds(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance.  Except as otherwise provided in Section 3.9(f) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee in its sole discretion and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

4.                                       Section 3.9(d) of the Plan is hereby amended in its entirety as follows:

Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

IN WITNESS WHEREOF, ON ASSIGNMENT, INC., BY ITS DULY AUTHORIZED REPRESENTATIVE, HAS CAUSED THIS AMENDMENT TO BE EXECUTED IN ITS NAME AND ON ITS BEHALF ON THIS 4TH DAY OF SEPTEMBER, 2008.

On Assignment, Inc.

By:	/s/Peter T. Dameris
Name:	Peter T. Dameris
Title:	Chief Executive Officer and President